Exhibit 10.8

METROPOLITAN BANK

HOLDING CORPORATION

99 Park Avenue

New York, New York 10016

RESTRICTED SHARE AGREEMENT

AGREEMENT, dated as of _____________, 2018, between METROPOLITAN BANK HOLDING CORP., a New York corporation (the “Company”), and ___________ (“Grantee”).

WITNESSETH:

WHEREAS, as of June 9, 2009, the Company adopted the Metropolitan Bank Holding Corp. 2009 Equity Incentive Plan (as amended from time to time, the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of common stock, $.01 par value (“Common Stock”), of the Company to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Compensation Committee, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the Restricted Shares documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.       Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2.       Grant of Restricted Shares. Subject to the terms and conditions set forth herein, the Company hereby grants to Grantee, as of the date hereof, _______ (______) shares of Common Stock (the “Restricted Shares”).

3.       Vesting. Subject to such further limitations as are provided herein, the Restricted Shares shall vest over a three (3) year period with one-third (33-113%) of the number of Restricted Shares vesting on December 31, 2017, an additional one-third (33-1/3%) of the number of Restricted Shares vesting on December 31,2018 and the final one-third (33-1/3%) of the number of Restricted Shares vesting on December 31, 2019 (each a “Vesting Date”), provided that you continue to be employed with the Company, or one of its Affiliates, as of the applicable Vesting Date, such that one hundred percent (100%) of the number of the Restricted Shares will have vested on December 31, 2018. Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon: (a) the sale of substantially all of the assets of the Company; (b) a liquidation or dissolution affecting the Company; or (c) any merger, consolidation, sale of common stock or other corporate business combination, which in each case, results in a change in control. For the purposes of this Agreement, “change in control” shall mean the acquisition of the beneficial ownership of more than fifty (50%) of the Common Stock of the Company by a bona fide, third-party unaffiliated with the Company, or any Affiliate or their respective current equity holders. In addition to the foregoing, the Restricted Shares shall also vest on the death or Disability of the Grantee.

4.       Forfeiture of Restricted Shares Upon Termination of Employment.

(a)       Upon Termination by the Company for Cause. In the event Grantee’s employment with the Company is terminated by the Company for “Cause” (as defined below) all unvested shares of Restricted Shares shall be deemed to be forfeited by Grantee as of the date of Grantee’s termination (the “Termination Date”). As of the Termination Date, Grantee shall have no rights to any of the unvested Restricted Shares and Grantee shall deliver any stock certificates then held by Grantee representing the unvested Restricted Shares to the Company to be cancelled and voided.

For purposes of this Agreement, “Cause” shall mean, the Grantee’s (i) voluntarily leaving his employment with the Company or one of its Affiliates, (ii) failure to comply with the rules, procedures or policies of the Company and its Affiliates including, without limitation, any failure to timely report to work at expected work hours, such determination to be made by the Company in its sole and absolute discretion, (iii) failure to perform the duties assigned by the President of the Company or the Board in a manner that fully meets expected performance standards, as determined by the Company in its sole and absolute discretion, (iv) perpetrate an act that constitutes a crime, including without limitation, a felony, misdemeanor, fraud, larceny, embezzlement, misappropriation of funds or other misconduct which results in pecuniary loss to the Company or any of its Affiliates or that brings the Company or any of its Affiliates into public disrepute, (v) failure or refusal to perform any of his duties or responsibilities, or breach of his duties or obligations under this Agreement, any such failure, refusal or breach to be determined by the Company in its sole and absolute discretion, (vi) disqualification of the Grantee to serve as a senior officer of the Company by any regulatory agency, (vii) willful malfeasance, misconduct, negligence, or incompetence, (viii) engaging in any material transaction which constitutes self dealing or a conflict of interest between the Grantee and the Company without prior disclosure of such transaction to the Company by the Grantee and receipt of prior written approval from the Company, or (ix) use of alcohol or drugs that interferes with the performance of the Grantee’s duties or other obligations to the Company and its Affiliates.

(b)       Upon Termination by the Company without Cause. In the event Grantee’s employment is terminated by the Company without Cause, all shares of Restricted Shares then held by Grantee shall immediately become vested as of the Termination Date.

5.       Certificate Legend. The share certificate evidencing the Restricted Shares issued hereunder shall be endorsed with the following legend or a legend substantively similar thereto:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”) NOR UNDER ANY APPLICABLE STATE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH STOCK UNDER THE 1933 ACT AND ANY

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APPLICABLE STATE SECURITIES ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE 1933 ACT (OR ANY SIMILAR RULE UNDER SUCH ACT OR ACTS RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR ACTS IS

AVAILABLE.”

“THE RIGHTS TO TRANSFER THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS AND PROVISIONS CONTAINED IN A RESTRICTED SHARE AGREEMENT.”

6.       Non-Transferability of Restricted Shares. From the date hereof through the date of the last Vesting Date set forth in Section 3 (the “Restricted Period”), the Restricted Shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (collectively, “Transferred”) by Grantee. Any attempt to Transfer the Restricted Shares in violation of this Section 6 shall be void ab initio. Following the Restricted Period, Grantee shall be permitted to Transfer the Restricted Shares, subject to the Company’s Right of First Refusal, as set forth in Section 7.

7.       Company’s Right of First Refusal. Unless the Board, in its sole and absolute discretion, shall have given its prior written approval, the Grantee shall not, directly or indirectly, sell, exchange, pledge, transfer, grant an irrevocable proxy with respect to, devise, assign or in any other way dispose of, encumber or grant a security interest in any of the vested Restricted Shares issued pursuant to this Agreement, or any interest therein or any certificates representing any such vested Restricted Shares, nor shall Grantee attempt to do so, except for a sale to an unaffiliated bona-fide, third-party purchaser (“Proposed Purchaser”) in compliance with the right of first refusal set forth in this Section 7. Grantee shall give the Company _______ (___) days prior written notice of any proposed Transfer setting forth the terms and conditions thereof, the identity of the Proposed Purchaser and a copy of a written offer by such Proposed Purchaser. The Company has the right and option (but not the obligation), exercisable by written notice within _______ (___) days of receipt of Grantee’s notice of transfer, to purchase all of the vested Restricted Shares proposed to be transferred, and if such option is exercised, Grantee (and his estate and personal representatives) shall be obligated to sell such vested Restricted Shares to the Company, at the same price per share, and on the same terms and conditions offered by the Proposed Purchaser. If the Company does not exercise such right of first refusal, Grantee may proceed to sell the vested Restricted Shares to the Proposed Purchaser on the terms and conditions set forth in the notice of transfer. If Grantee fails to transfer to the Proposed Purchaser within ______ (___) days of the date of the notice of transfer, such vested Restricted Shares will again become subject to the Company’s right of first refusal.

8.       Company’s Option to Repurchase on Termination of Employment.

(a)       Subject to the sole and absolute discretion of the Board, if the Grantee’s employment with the Company and its Subsidiaries terminates for any reason, then the Company has the right and option (but not the obligation), exercisable by written notice within ______

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(___) days of such termination event, to purchase all of the vested Restricted Shares held by the Grantee or his estate or personal representatives, and if such option is exercised, the Grantee (and his estate and personal representatives) shall be obligated to sell such vested Restricted Shares to the Company, at a price per share equal to the “Fair Market Value” thereof, determined as of the end of the month immediately preceding the date of the termination event. Fair Market Value for purposes of this Agreement shall be determined by the Company’s regular independent certified public accountants, which determination shall be conclusive and binding on the Company and the Grantee; provided, however, if the shares of the Company’s Common Stock are publicly traded on the date of the termination event, Fair Market Value shall be the closing price per share of the Company’s Common Stock on the date of the termination event.

(b)       During such ______ (___) day exercise period, no Transfer of Shares may be made by the Grantee or his estate or personal representatives. If the Company does not elect to exercise its purchase rights, then following the exercise period and expiration of the Company’s purchase rights, all vested Restricted Shares held by the Grantee (or his estate or personal representatives) shall continue to be held subject to this Agreement and to all restrictions of applicable federal and state securities laws and the Grantee (or his estate or personal representatives, if applicable) may transfer such vested Restricted Shares to a bona-fide Proposed Purchaser subject to the right of first refusal of the Company to purchase such Shares pursuant to Section 7 of this Agreement.

(c)       If the Company has exercised its option pursuant to this Section 8, such purchase shall occur at a closing held on a date specified in the Company’s notice to the Grantee, which date shall be within _____ (___) days of the Company’s written notice of its exercise of the repurchase option, at which time the Grantee (or his estate or personal representatives), shall deliver to the Company the applicable Restricted Shares (with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances whatsoever, other than this Agreement, and the Company shall deliver a check in payment for the purchase price for the vested Restricted Shares.

9.       Sale of Entire Stock of the Company. If the Board, in its sole and absolute discretion, or the holders of more than fifty percent (50%) of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common Stock holders) for the sale of all or substantially all of the Common Stock of the Company, then the Grantee agrees to and shall sell all of the vested Restricted Shares held by the Grantee to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Grantee shall also tender the Restricted Shares (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.

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10.     No Special Employment Rights. The granting of the Restricted Shares shall not be construed to confer upon Grantee any right with respect to the continuation of his or her employment by the Company (or any Subsidiary of the Company) or interfere in any way with the right of the Company (or any Subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of Grantee from the rate in existence as of the date hereof.

11.     Tax Consequences. (a) All tax consequences under any applicable law which may arise from the grant of the Restricted Shares, the sale or disposition of any shares granted hereunder or from any other action of Grantee in connection with the foregoing shall be borne and paid solely by Grantee, and Grantee shall indemnify the Company, and its Subsidiaries and Affiliates, and shall hold them harmless against and from any liability for any such tax or penalty, interest or indexation thereon. Grantee agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. Grantee acknowledges that the Company (or any Subsidiary or Affiliate) may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes which the Company (or any Subsidiary or Affiliate) is required by Applicable Law to withhold in connection with the grant of the Restricted Shares hereunder. Grantee is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Shares. The Company does not assume any responsibility to advise Grantee on such matters, which shall remain solely the responsibility of Grantee.

(b)       Grantee may elect to be immediately taxed on the Restricted Shares for United States Federal income tax purposes under Section 83(b) of the Code. Grantee shall notify the Company of his or her election within _____ (___) days of the date hereof.

12.     Investment Representations. In connection with the receipt of the Restricted Shares, Grantee represents to the Company the following:

(a)       Grantee is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)        Grantee understands that the securities have not been registered under the Securities Act.

(c)        Grantee further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Grantee further acknowledges and understands that the Company is under no obligation to register the securities. Grantee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

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(d)       Grantee acknowledges that no assurances or representations are made by the Company as to the present or future market value of the Common Stock or as to the business, affairs, financial condition or prospects of the Company. The Grantee acknowledges that the Common Stock of the Company is not currently publicly traded. Neither the Grantee nor his estate, personal representatives or any other successor or transferee shall have any registration rights with respect to any public offering of securities of the Company, its Subsidiaries, Affiliates, successors or assigns.

13.     Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Shares, Grantee will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Shares from the date of grant until forfeiture, if any, pursuant to Section 3, including, without limitation, the right to receive dividends with respect to such Restricted Shares and the right to vote such Restricted Shares, subject to any restrictions in this Agreement.

14.     Amendment. The Company may amend this Agreement with the consent of Grantee when and subject to such conditions as are deemed to be in the best interests of the Company.

15.     Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: President, and, if to Grantee, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

16.     Execution. The grant of the Restricted Shares hereunder shall be binding and effective only if this Agreement is duly executed by or on behalf of the Company and the Grantee, and a signed copy is returned to the Company.

17.     Grantee Bound by Plan. The Grantee acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof.

18.     Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

METROPOLITAN BANK HOLDING CORP.

By:
Name:
Title:

GRANTEE

Name:

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